As filed with the Securities and Exchange Commission on June 26, 2001
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               SILICON IMAGE, INC.
           (Exact name of the Registrant as specified in its charter)

               DELAWARE                              77-0396307
     (State or other jurisdiction                 (I.R.S. Employer
   of incorporation or organization)              Identification No.)

                              1060 EAST ARQUES AVE.
                           SUNNYVALE, CALIFORNIA 94086
          (Address of principal executive offices, including zip code)

       CMD TECHNOLOGY INC. 1999 STOCK INCENTIVE PLAN ASSUMED BY REGISTRANT
              STOCK OPTIONS GRANTED UNDER THE CMD TECHNOLOGY INC.
                 1991 STOCK OPTION PLAN ASSUMED BY REGISTRANT
              STOCK OPTIONS GRANTED UNDER THE CMD TECHNOLOGY INC.
                1999 STOCK INCENTIVE PLAN ASSUMED BY REGISTRANT
                           (Full titles of the plans)

                                  DAVID D. LEE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               SILICON IMAGE, INC.
                              1060 EAST ARQUES AVE.
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 616-4000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             DAVID K. MICHAELS, ESQ.
                              NICOLE A. BLACK, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 494-0600
                           (Counsel to the Registrant)

                                                      CALCULATION OF REGISTRATION FEE
---------------------------------------- ------------------- ------------------- --------------------- ------------------
                                               AMOUNT         PROPOSED MAXIMUM         PROPOSED
                                               TO BE           OFFERING PRICE     MAXIMUM AGGREGATE        AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED        REGISTERED          PER SHARE          OFFERING PRICE     REGISTRATION FEE
---------------------------------------- ------------------- ------------------- --------------------- ------------------
Common Stock, $0.001 par value             3,722,962 (1)        $2.2943 (2)          $8,525,583              $2,135
---------------------------------------- ------------------- ------------------- --------------------- ------------------
Common Stock, $0.001 par value             2,525,226 (3)        $3.605  (4)          $9,103,440              $2,276
---------------------------------------- ------------------- ------------------- --------------------- ------------------
                 TOTAL                     6,248,188                                $17,629,023              $4,412
---------------------------------------- ------------------- ------------------- --------------------- ------------------

(1) Shares subject to assumed outstanding stock options as of June 7, 2001 under the CMD Technology Inc. 1991 Stock Option Plan and 1999 Stock Incentive Plan.

(2) Represents weighted average per share exercise price for such outstanding options, calculated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee.

(3) Represents additional shares available for issuance under the CMD Technology Inc. 1999 Stock Incentive Plan assumed by Registrant.

(4) Estimated as of June 19, 2001 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based on the average at the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on June 19, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         For the purposes of this registration statement, the terms "we," "our" and "us" refer to Silicon Image, Inc., a Delaware corporation.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on April 2, 2001.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 filed with the Commission on May 15, 2001.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on July 30, 1999 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated into this registration statement by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933.

         As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

         - for any breach of the director's duty of loyalty to the Registrant or its stockholders;

         - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         - under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

         - for any transaction from which the director derived an improper personal benefit.

         As permitted by the Delaware General Corporation Law, the Registrant's bylaws provide that:

         - the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

         - the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

         -  the rights conferred in the Bylaws are not exclusive.

         In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

         The Registrant has also obtained directors' and officers' insurance to cover its directors, officers and some of its employees for certain liabilities, including public securities matters.

         The Underwriting Agreement relating to the Registrant's initial public offering, effected pursuant to a registration statement on Form S-1 (File No. 333-83665), declared effective October 5, 1999 (the "Form S-1"), provides for indemnification by the underwriters of the Registrant and its directors and officers for certain liabilities under the Securities Act of 1933, or otherwise.

         Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

         1. Form of Underwriting Agreement (incorporated by reference to Exhibit
            1.01 to the Form S-1).

         2. Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.03 to the Form S-1).

         3. Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.05 to the Form S-1).

         4. Form of Indemnity Agreement entered into between the Registrant and its directors and officers (incorporated by reference to Exhibit
            10.01 to the Form S-1).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.01 Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.03 to the Form S-1).

         4.02 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.05 to the Form S-1).

         4.03 Form of Specimen Certificate for the Registrant's common stock (incorporated by reference to Exhibit 4.01 to the Form S-1).

         4.04 Third Amended and Restated Investors Rights Agreement dated July 29, 1998, among the Registrant and certain stockholders named therein (incorporated by reference to Exhibit 4.04 to the Form S-1).

         4.05 CMD Technology Inc. 1991 Stock Option Plan and related form of Incentive Stock Option Agreement.*

         4.06 CMD Technology Inc. 1999 Stock Incentive Plan and related form of Stock Option Agreement.*

         5.01  Opinion of Fenwick & West LLP.

         23.01 Consent of Fenwick & West LLP (included in Exhibit 5.01).

         23.02 Consent of Independent Accountants.

         24.01 Power of Attorney (see page 7).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (a) to include any prospectus required by Section 10(a)(3) of the
                  Securities Act;

              (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

              PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

-------------
* CMD Technology Inc. ("CMD") is a California corporation that was acquired by the Registrant on June 7, 2001 (through a merger of a wholly-owned subsidiary of the Registrant with and into CMD) pursuant to the terms of an Agreement and Plan of Reorganization dated June 1, 2001, in which the Registrant agreed to assume all outstanding options of CMD under its 1991 Stock Option Plan and 1999 Stock Incentive Plan. The Registrant has also assumed CMD's 1999 Stock Incentive Plan, including the remaining reserve of shares available for furture issuance thereunder in connectionwith the acquisition of CMD.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered under this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant, Silicon Image, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 26th day of June, 2001.

                                               SILICON IMAGE, INC.


                                               By:   /s/ David D. Lee
                                                  ------------------------------
                                                     David D. Lee
                                                     CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David D. Lee and Daniel K. Atler, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                            TITLE                                DATE
                   ---------                                            -----                                ----
                /s/ David D. Lee                    President, Chief Executive Officer and Chairman     June 26, 2001
------------------------------------------------    of the Board (Principal Executive Officer)
                  DAVID D. LEE

              /s/ Daniel K. Atler                   Vice President, Finance and Administration and      June 26, 2001
------------------------------------------------    Chief Financial Officer (Principal Financial
                DANIEL K. ATLER                     Officer and Principal Accounting Officer)


             /s/ Douglas C. Spreng                  Director                                            June 26, 2001
------------------------------------------------
               DOUGLAS C. SPRENG

             /s/ Ronald V. Schmidt                  Director                                            June 26, 2001
------------------------------------------------
               RONALD V. SCHMIDT

              /s/ David A. Hodges                   Director                                            June 26, 2001
------------------------------------------------
                DAVID A. HODGES

            /s/ Andrew S. Rappaport                 Director                                            June 26, 2001
------------------------------------------------
              ANDREW S. RAPPAPORT

               /s/ Keith McAuliffe                  Director                                            June 26, 2001
------------------------------------------------
                KEITH MCAULIFFE

                                  EXHIBIT INDEX


EXHIBIT                                                EXHIBIT
NUMBER                                                  TITLE
------                                                  -----
4.01           Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.03 to the Form S-1).

4.02           Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.05 to the Form S-1).

4.03           Form of Specimen Certificate for the Registrant's common stock (incorporated by reference to
               Exhibit 4.01 to the Form S-1).

4.04           Third Amended and Restated Investors Rights Agreement dated July 29, 1998 among the Registrant and certain stockholders named therein (incorporated by reference to Exhibit 4.04 to the Form S-1).

4.05           CMD Technology Inc. 1991 Stock Option Plan and related form of Incentive Stock Option
               Agreement.*

4.06           CMD Technology Inc. 1999 Stock Incentive Plan and related form of Stock Option Agreement.*

5.01           Opinion of Fenwick & West LLP.

23.01          Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02          Consent of Independent Accountants.

24.01          Power of Attorney (see page 7).

-------------
* CMD Technology Inc. ("CMD") is a California corporation that was acquired by the Registrant on June 7, 2001 (through a merger of a wholly-owned subsidiary of the Registrant with and into CMD) pursuant to the terms of an Agreement and Plan of Reorganization dated June 1, 2001, in which the Registrant agreed to assume all outstanding options of CMD under its 1991 Stock Option Plan and 1999 Stock Incentive Plan. The Registrant has also assumed CMD's 1999 Stock Incentive Plan, including the remaining reserve of shares available for furture issuance thereunder in connectionwith the acquisition of CMD.